Exhibit 99.5 CoJax Pro Forma

COJAX OIL AND GAS CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On June 16, 2020, the Company entered into an Acquisition Agreement ("Acquisition Agreement") with Barrister Energy, LLC, a Mississippi limited liability company, ("Barrister") to acquire all of the Membership Interests of Barrister.  Consummation of the acquisition of the Barrister Membership Interests is subject to a number of conditions, which conditions have not been fully met as of the date of this letter.  The acquisition of Barrister under the Acquisition Agreement is a significant acquisition for purposes of Item 2.01 of Form 8-K. As a result, the Company prepared the accompanying unaudited pro forma condensed consolidated financial statements in accordance with Article 11 of Regulation S-X.

The accompanying unaudited pro forma financial statements give effect to the acquisition under the Acquisition Agreement as if the acquisition occurred on June 16, 2020. The pro forma financial statements and adjustments thereunder are described in the accompanying notes. They are based upon information and assumptions available at the time of the filing of this Current Report on Form 8-K/A, Amendment Number 3.

Exhibit 99.5 CoJax Pro Forma

 COJAX OIL AND GAS CORPORATION

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

AS OF MARCH 31, 2020

	Historical	Adjustment		Pro Forma
ASSETS
Current Assets
Cash	$46,519	$-		$46,519
Total Current Assets	46,519	-		46,519
Properties and Equipment
Oil and natural gas properties subject to depletion and amortization	-	10,079,235	1	10,079,235
Total Properties and Equipment	-	10,079,235		10,079,235
Total Assets	$46,519	$10,079,235		$10,125,754

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$2,090	$-		$2,090
Accrued interest payable	704	-		704
Accrued salaries and payroll taxes	29,674	-		29,674
Loan payable – related party	90,400	-		90,400
Loan payable - acquisition	-	2,700,000	1a	2,700,000
Total Current Liabilities	122,868	2,700,000		2,822,868
Asset retirement obligations	-	79,235	1b	79,235
Total Liabilities	122,868	2,779,235		2,902,103
Stockholders' Equity
Preferred stock - $0.01 par value; 50,000,000 shares authorized; no shares issued or outstanding, respectively.	-	-		-
Common stock, $0.01 par value, 300,000,000 current shares authorized, one share issued and outstanding, respectively.	-	36,500	1c	36,500
Additional paid-in capital	2	7,263,500		7,263,502
Accumulated deficit	(76,351)	-		(76,351)
Total Stockholders' Equity	(76,349)	7,300,000		7,223,651
Total Liabilities and Stockholders' Equity	$46,519	$10,079,235		$10,125,754

Exhibit 99.5 CoJax Pro Forma

COJAX OIL AND GAS CORPORATION

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2020

	CoJax	Properties	Pro Forma
	Historical	Acquired	Adjustments		Pro Forma
Oil and Gas Revenues	$-	$6,699	$-		$6,699

Costs and Operating Expenses
Oil and gas production taxes	-	322	-		322
Depreciation, depletion, and amortization	-	-	1,132	(2)	1,132
Asset retirement obligation accretion	-	-	570	(3)	570
General and administrative expense	32,444	-	-		32,444

Total Costs and Operating Expenses	32,444	322	1,702		34,468

Income (Loss) from Operations	(32,444)	6,377	(1,702)		(27,769)

Other Expense
Interest expense	(375)	-	-		(375)
Net Other Expense	(375)	-	-		(375)

Net Income (Loss)	$(32,819)	$6,377	$(1,702)		$(28,144)

 COJAX OIL AND GAS CORPORATION

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

	CoJax	Properties	Pro Forma
	Historical	Acquired	Adjustments		Pro Forma
Oil and Natural Gas Revenues	$-	$63,534	$-		$63,534

Costs and Operating Expenses
Oil and natural gas production costs	-	45,216	-		45,216
Oil and natural gas production taxes	-	3,050	-		3,050
Depreciation, depletion, and amortization	-	-	8,542	(2)	8,542
Asset retirement obligation accretion	-	-	2,347	(3)	2,347
General and administrative expense	34,561	-	-		34,561

Total Costs and Operating Expenses	34,561	48,266	10,822		93,649

Income (Loss) from Operations	(34,561)	15,268	(10,822)		(30,115)

Other Expense
Interest expense	(608)	-	-		(608)
Net Other Expense	(608)	-	-		(608)

Net Income (Loss)	$(35,169)	$15,268	$(10,822)		$(30,723)

Exhibit 99.5 CoJax Pro Forma

The Acquisition will qualify as a business combination. As such, CoJax will recognize the assets to be acquired and liabilities to be assumed at their fair values as the date of closing. The estimated fair value of the properties to be acquired approximate the value of the consideration to be paid, and the asset retirement obligation to be assumed, which management has concluded approximates the fair value that would be paid by a typical market participant. As a result, neither goodwill nor a bargain purchase gain will be recognized related to the acquisition. While the proposed transaction is subject to purchase price adjustments, the following table summarizes estimates of the assets to be acquired and the liabilities to be assumed:

Oil and gas properties	$10,079,235
Asset retirement obligation	(79,235)
Total Identifiable Net Assets	$10,000,000

Pro forma adjustments to the historical financial statements to reflect the acquisition of Barrister Energy are as follows:

(1)	To record the acquisition transaction. The consideration to be paid and liabilities to be assumed consist of the following:

(a)	The assumption of $2,700,000 of debt.

(b)

The assumption of the asset retirement obligation of $79,235. The obligation relates to legal requirements associated with the retirement of long-lived assets that result from the acquisitions, construction, development, or normal use of the asset. The obligation relates primarily to the requirement to plug and abandon oil and natural gas wells and support wells at the conclusion of their useful lives.

(c)	To record the conditional issuance of 3,650,000 shares of common stock as partial consideration and the Acquisition liability required to be settled through equity pursuant to the Purchase Agreement;

(2)	To record depreciation, depletion, and amortization of the oil and gas properties acquired based on the oil and gas production occurring during the periods.

(3)	To record accretion of the asset retirement obligation.